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                                                                    EXHIBIT 21.1

                              Forgent Networks Inc.
                              List of Subsidiaries



Subsidiary                                           Location
Compression Labs, Incorporated                       Delaware
Forgent - GSS, Inc.                                  Delaware
Articulearn, Inc.                                    Delaware
OnScreen24 Corp.                                     Delaware
VTEL Australia, PTY LTD                              Australia
CLI NV Belgium                                       Belgium
VTEL Brazil, Ltda                                    Brazil
VTEL France, SA                                      France
VTEL Germany, GmbH                                   Germany
VTEL Europe, LTD                                     United Kingdom